EXHIBIT 99.1

CONTACT:	William Koziel (847) 597-8800

Così, Inc. Announces Completion of Rights Offering

DEERFIELD, IL – July 9, 2012 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company today, announced the completion of its previously announced rights offering that expired on June 30, 2012.

The results indicate that stockholders, including the Company’s officers and outside directors, exercised basic subscription and over-subscription privileges leading to an allocation of 19,661,844 shares representing approximately 85% of the shares available through the rights offering.  Accordingly, the Company will issue shares to stockholders that exercised their basic subscription privileges as well as allocate shares to satisfy over-subscription requests made in the rights offering.

The Company will receive gross proceeds of approximately $12,780,000 from the rights offering, which includes proceeds from executive officers and outside directors pursuant to their purchase agreements.  Subscription rights that were not exercised by June 30, 2012 have expired.

In accordance with the terms of their respective purchase agreements, the Company's executive officers and outside directors will purchase 1,436,815 shares for an aggregate commitment of $933,930 in a private placement from the Company at the same subscription price offered to stockholders.  These shares represent for our Executive Chair, Chief Executive Officer and one other executive officer and each of our outside directors the full amount of shares subject to his or her basic subscription privilege in the rights offering.  In addition, the Executive Chair, Chief Executive Officer, one other officer, and two of the outside directors will purchase an additional 1,097,508 shares for an aggregate commitment of $713,380 pursuant to the exercise of their over-subscription privileges.  The total commitment for purchases through basic and over-subscription privileges by executive officers and outside directors is $1,647,310.

“I would like to express my appreciation to our shareholders for their continued support,” said Carin Stutz, Chief Executive Officer of Cosi.  “As I stated previously, the proceeds from this offering will assist us in moving forward with our growth initiatives and support efforts to drive additional traffic in our restaurants and for various other general corporate purposes.”

The Company expects the subscription agent to finish tabulating the allocation results this week and to begin distributing the shares on July 18, 2012 upon expiration of the NASDAQ notice period.

In addition, the Company confirmed as previously announced that, in accordance with the terms of the rights offering, the Company’s Rights Agreement has been amended to permit acquisitions of stock pursuant to the rights offering that would result in a stockholder having beneficial ownership of 15% or more of the Company’s outstanding common stock. As a result, stockholders were permitted to acquire shares of common stock in the rights offering that result in aggregate beneficial ownership up to the 19.9% ownership limitation specified in the rights offering without triggering the provisions of the Rights Agreement. However, under the Rights Agreement amendment, any person, together with all affiliates and associates of such person, owning 15% or more of our outstanding common stock as the result of purchases made pursuant to the rights offering is not permitted to thereafter acquire any additional shares unless otherwise permitted by the Rights Agreement.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 79 Company-owned and 53 franchise restaurants operating in sixteen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2012 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.